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                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints PRISCILLA I. HECHLER and STEVEN SHEPARD, and each of them severally, his true and lawful attorneys and agents in his name, place and stead and on his behalf (a) to sign and cause to be filed registration statements of WRL Series Life Account, and/or WRL Series Life Corporate Account under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorneys may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with the laws of any state relating to the sale of securities of the WRL Series Life Account and/or WRL Series Life Corporate Account, hereby ratifying and confirming all actions of any of said attorneys and agents hereunder. Said attorneys or agents may act jointly or severally, and the action of one shall bind the undersigned as fully as if two or more had acted together.

                            /s/ Kenneth Kilbane
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                            Kenneth Kilbane, Director and Senior Vice President

                            December 3, 2004
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                            Date